Exhibit 10.1

EMPLOYMENT AGREEMENT

(Jeff Zernov)

This EMPLOYMENT AGREEMENT (this “Agreement”) is made this 31st day of August, 2004, by and between Nature Vision, Inc. (t/b/k/a Nature Vision Operations, Inc.) (together with its affiliates, successors and assigns, the “Company”) and Jeff Zernov (“Employee”). The Company and Employee are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.

Pursuant to that certain Merger Agreement and Plan of Reorganization (the “Merger Agreement”), PC Acquisition, Inc., a wholly owned subsidiary of Photo Control Corporation, will merge with and into the Company (the “Merger”).

B.

As a condition to the Merger, the Company must retain Employee as its employee, and Employee must remain an employee of the Company, in accordance with the terms and conditions set forth in this Agreement.

C.

The Parties recognize the importance to the Company of obtaining Employee’s loyalty and protecting the Company’s rights with respect to its business information, customer relationships and inventions.

D.

The Parties desire to enter into this Agreement.

AGREEMENT

In consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

1.

Nature and Capacity of Employment. The Company hereby agrees to employ Employee in the position of President, for and during the term of this Agreement, pursuant to the terms of this Agreement. Employee agrees to perform, or be available to perform, on a full-time basis, the functions of this position pursuant to the terms of this Agreement and as directed by the Board of Directors of the Company.

2.

Term of Employment. Employee’s employment under this Agreement will commence September 1, 2004, and will continue until terminated pursuant to Section 4 of this Agreement.

3.

Salary.

3.1

Base Salary. Company agrees to pay Employee at the rate of $13,333.33 per month, subject to adjustment as provided for in this Agreement. This Section 3.1 may be amended from time to time by a written agreement of the parties setting forth the then-current base salary payable by the Company to Employee. Employee will be paid his base salary in accordance with the Company’s standard payroll procedures.

3.2

Expenses. Upon receipt of documentation evidencing expenditures by Employee, the Company will reimburse Employee for any reasonable expenses incurred in connection with his employment with the Company, except that the prior written approval of the Company is required prior to incurring any expenses over $5,000.

4.

Termination of Employment. Either Employee or the Company may terminate Employee’s employment at any time, for any or no reason, and with or without notice and the terms of this Agreement will expire except as set forth in Section 12.9 of this Agreement or as otherwise expressly provided for herein.

5.

Employee Benefits; Vacation. Employee will be entitled to participate in all of the Company’s 401(k) savings and retirement plan and all other employee benefits and policies as they may exist and change from time to time in which Employee is eligible to participate so long as Employee remains employed with the Company. All payments or other benefits paid or payable to Employee under any such employee benefit plan or program of the Company will not be affected or modified by this Agreement and will be in addition to the base salary payable by the Company to Employee from time to time under this Agreement. Employee shall be entitled to vacation and any other paid time off benefits in accordance with the Company’s paid time off policies as they may exist and change from time to time.

6.

Undertakings of Employee. Employee agrees to spend his full working time and effort in performance of his duties with the Company so long as employed by the Company. Employee will not, during the course of employment by the Company, without prior written approval of the Company, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than 1% of the issued and outstanding capital stock of such company) any company or other business entity that is a competitor, supplier or customer of the Company.

7.

Confidential Information. Employee agrees not to directly or indirectly use or disclose any Confidential Information of the Company or its clients for the benefit of anyone other than the Company either during the course of employment or after the termination of employment. Employee recognizes that the Confidential Information constitutes a valuable asset of the Company and hereby agrees to act in such a manner as to prevent its disclosure and use by any person unless such use is for the benefit of the Company. Employee’s obligations under this Section 7 are unconditional and will not be excused by any conduct on the part of the Company, except prior voluntary disclosure by the Company of the information.

For purposes of this Agreement, “Confidential Information” means any information that Employee learns or develops during the course of Employee’s employment with the Company relating to the Company and/or its clients that derives independent economic value from being not generally known or readily ascertainable by other persons who could obtain economic value from its disclosure or use, including without limitation all information concerning the Company’s projects, its clients and customers, client data processing needs, client contracts, contract rates and all related information, costs and sales data, financial data, marketing methods, business opportunities, the Company’s consultant lists, prospective consultant lists and related consultant information, data electronically stored and all other information related to the Company’s business and methods of operation. Confidential Information shall not include information that is: (a) already known to or otherwise in the possession of the receiving party prior to any disclosure by Employee, (b) publicly available or otherwise in the public domain, (c) released by the Company to any third party without restrictions, or (d) disclosed by Employee pursuant to judicial action or governmental regulations, provided that Employee has notified the Company 15 days prior to such disclosure and cooperates with the Company in the event the Company elects to legally contest and avoid such disclosure.

8.

Inventions.

8.1

Ownership of Inventions. “Inventions” means any inventions, trade secrets, ideas or original works of authorship that Shareholder conceived, developed, discovered or made in whole or in part during Shareholder’s employment that relates to Company’s business or Company’s actual or demonstrably anticipated research or development, or that was made through the use of any of Company’s equipment, facilities, supplies, trade secrets or time, or that result from any work Shareholder performs for Company. All such Inventions will be the exclusive property of the Company and are hereby assigned to the Company. Further, Employee will, at the Company’s expense, give the Company all assistance it reasonably requires to perfect, protect and use its rights to Inventions. In particular, but without limitation, Employee will sign all documents, do all things, and supply all information that the Company may deem necessary or desirable to:

(a)

Transfer or record the transfer of Employee’s entire right, title and interest in Inventions; and

(b)

Enable the Company to obtain patent, copyright or trademark protection for Inventions anywhere in the world.

The obligations of Employee under this Section 8 will continue beyond the termination of employment with respect to Inventions conceived or made by Employee during the period of Employee’s employment and will be binding upon assigns, executors, administrators and other legal representatives. For purposes of this Agreement, any Invention relating to the business of the Company on which Employee markets a new competitive product, files a patent application or seeks copyright protection within one (1) year after termination of employment with the

Company will be presumed to be an Invention conceived by Employee during the term of Employee’s employment, subject to proof to the contrary by good faith, written and duly corroborated records establishing that such Invention was conceived and made following termination of employment.

8.2

Originality of Inventions.  Employee represents and warrants that any design or other Invention originated by Employee will be Employee’s own work and will in no way be plagiarized, copied or otherwise taken from an existing work of another.

8.3

Employee’s Own Inventions. This Agreement does not apply to any invention for which no equipment, supplies, facility or trade-secret information of the Company was used, which was developed entirely on Employee’s own time, and (a) which does not relate directly to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Employee for the Company.

9.

Non-Competition/Non-Solicitation.  Employee hereby acknowledges that the following provisions of this Agreement are reasonable and necessary for the Company’s protection. Employee further acknowledges that the provisions of this Section 9 are a condition of the Merger. Employee acknowledges that these benefits constitute sufficient consideration for this Agreement.

9.1

No Competing Business.

(a)

During the term of this Agreement, and for a period of five years from the date Employee voluntarily terminates his employment with the Company or is terminated for Cause (as defined in Section 9.1(c) below), Employee will not engage directly or indirectly (except having less than 1% ownership of the outstanding stock in any publicly-traded corporation) in any type of business that the Company conducts as of the date of that Employee ceases to be employed by the Company, in any geographic area in which the Company conducts such business. The Company’s rights under this Section 9.1 may be enforced by any successor or assign of the Company.

(b)

If the Employee’s employment with the Company is terminated by the Company without Cause and if the Company continues at its sole option to pay Employee’s base salary, for a period ending the earlier of two years from the date of such termination or the date the Company ceases payment of the base salary, Employee will not engage directly or indirectly (except having less than 1% ownership of the outstanding stock in any publicly-traded corporation) in any type of business that the Company conducts as of the date of that Employee ceases to be employed by the Company, in any geographic area in which the Company conducts such business. The Company’s rights under this Section 9.1 may be enforced by any successor or assign of the Company. The Company, in its sole discretion, by written notice to Employee may stop paying Employee’s base salary at any time between such termination and the two year period following termination provided that upon such election the restrictions contained in this Section 9.1(b) shall immediately terminate.

(c)

“Cause” means:  (i) Employee engaging in conduct that the Company considers to be demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise; (ii) the misappropriation of funds or property of the Company or its subsidiaries by Employee; (iii) the commission by Employee of a felony crime or act of fraud or embezzlement; or (iv) the material breach by Employee of this Agreement.

9.2

Nonsolicitation; Non-Hire and Noninterference. During the term of this Agreement and for a period of five years from and after the date Employee ceases to be employed with the Company Employee will not directly or indirectly (i) induce or attempt to induce any person employed by the Company (each, a “Hired Employee”) to leave the employ of the Company, or in any way interfere adversely with the relationship between any Hired Employee and the Company, (ii) induce or attempt to induce any Hired Employee to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any person or entity, (iii) induce or attempt to induce any customer, supplier, licensee, licensor or other person or entity having a business relationship with the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other such person or entity and the Company. The Company’s rights under this Section 9.2 may be enforced by any successor or assign of the Company.

9.3

Blue Pencil. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9 is invalid or unenforceable, the Company and Employee agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

10.

Remedies for Breach. Employee recognizes that if he violates any portion of Sections 7, 8 or 9 of this Agreement, irreparable damage will result to the Company that could not be remedied entirely or adequately by monetary damages. As a result, Employee hereby agrees that in the event of any breach by Employee, or in the event of apparent danger of such breach, the Company will be entitled, in addition to any other legal or equitable remedies available to the Company, to an injunction to restrain the violation of any and all such portions of this Agreement by Employee.

11.

Representations. Employee represents that:  (a) he does not have a noncompetition agreement of any type with any previous employer the term of which has not yet expired; (b) he is not subject to any agreement that prevents or limits his ability to work for the Company; and (c) he does not have in his possession or control, and will not reveal to the Company, any confidential information belonging to any former employer or third-party.

12.

Miscellaneous.

12.1

No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement will not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

12.2

Entire Agreement. This Agreement and any documents, certificates or other instruments delivered pursuant to this Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

12.3

Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The Employee may not assign either this Agreement or any of his rights, interests or obligations under this Agreement without the prior written approval of the Company. The Company may assign this Agreement to any of its affiliates, or its successor without the consent of the Employee.

12.4

Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and by facsimile.

12.5

Notices. All notices, requests and other communications hereunder will be given in writing and deemed to have been duly given or served if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address as provided below, or to such other address as such Party may hereafter designate by written notice to the other Party:

i.

If to the Company, to the address of its then principal office.

ii.

If to Employee, to the address last shown in the records of the Company.

12.6

Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Hennepin County, Minnesota, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined there. Each of the Parties also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party. Each of the Parties agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

12.7

Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by both Parties. No waiver by either Party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement.

12.8

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

12.9

Survival. Employee’s continuing obligations under Sections 7, 8 and 9 will survive the termination of this Agreement and the termination of Employee’s employment for such time as provided herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date herein first above written.

NATURE VISION, INC.

By: /s/ Michael R. Day

Its: Chief Financial Officer

/s/ Jeff Zernov

JEFF ZERNOV